Exhibit 10.15

EXECUTION VERSION

SECOND AMENDMENT TO CREDIT AGREEMENT AND

FIRST AMENDMENT TO FORESIGHT GUARANTY

(HILLSBORO ENERGY LLC)

This SECOND AMENDMENT TO CREDIT AGREEMENT AND FIRST AMENDMENT TO FORESIGHT GUARANTY (this “Amendment”) is entered into as of August 4, 2010 (the “Effective Date”), by and among Hillsboro Energy LLC, as borrower (“Borrower”), Foresight Reserves, LP, as guarantor (“Guarantor”), the undersigned Lender, Crédit Agricole Corporate and Investment Bank, as Administrative Agent (in such capacity, together with its successors appointed pursuant to Section 11.7 of the Credit Agreement, “Administrative Agent”), and Crédit Agricole Corporate and Investment Bank Deutschland, Niederlassung Einer Französischen Société Anonyme, in its capacity as Hermes Agent (in such capacity, together with its successors appointed pursuant to Section 11.7 of the Credit Agreement, “Hermes Agent”). This Amendment is made under (a) that certain Credit Agreement, dated as of May 14, 2010 (amended by the First Amendment to Credit Agreement dated as of June 17, 2010 but prior to giving effect to this Amendment, the “Credit Agreement”), by and among Borrower, the Lenders from time to time parties thereto, Administrative Agent and Hermes Agent and (b) that certain Foresight Guaranty, dated as of June 17, 2010 (prior to giving effect to this Amendment, the “Foresight Guaranty”), by Guarantor in favor of Administrative Agent and Hermes Agent. Capitalized terms used herein without definition shall have the meanings ascribed to them in Section 1.1 of the Credit Agreement, and the interpretive provisions set forth in Section 1.2 of the Credit Agreement shall apply to this Amendment, mutatis mutandis, as if fully set forth herein.

RECITALS:

WHEREAS, Foresight Energy, LLC (“Foresight Energy”), a wholly-owned Subsidiary of Guarantor and indirect parent of Borrower, wishes to incur on or around August, 2010 Indebtedness pursuant to (a) an unsecured bond issuance in an aggregate principal amount up to $400,000,000, which Indebtedness is intended to be guarantied by, among others, Borrower, and (b) a revolving credit facility in an aggregate principal amount up to $300,000,000, which Indebtedness is intended to be guarantied by, among others, Borrower and secured by, among other assets, a Lien on Borrower’s Property (excluding the Equipment, the Equipment Supply Agreement and certain related assets); and

WHEREAS, each of Borrower and Foresight Reserves has requested that the Lenders, Administrative Agent and Hermes Agent agree to amend (a) the Credit Agreement to expressly provide, for certainty, that, so long as certain conditions are satisfied, (i) the guaranties and grant of a Lien by Borrower described in the immediately preceding recital are permitted under the relevant provisions of the Credit Agreement, and (ii) the principal amount of the guaranties described in the immediately preceding recital shall not be taken into account in the calculation of the Historical Leverage Ratio or the Projected Leverage Ratio and (b) the Foresight Guaranty to restate certain of the ratios set forth in the financial covenants contained therein in order to accommodate the incurrence by Foresight Energy and certain of its Subsidiaries of the Indebtedness described in the immediately preceding recital; and

WHEREAS, the undersigned Lender (constituting all Lenders under the Credit Agreement as of the Effective Date), Administrative Agent and Hermes Agent are willing to amend each of the Credit Agreement and the Foresight Guaranty as provided herein subject to the terms and conditions herein.

NOW, THEREFORE, the parties hereto hereby agree as follows:

AGREEMENT:

1. AMENDMENTS TO CREDIT AGREEMENT. Subject to the satisfaction of the conditions set forth in Section 3, each of Borrower, the undersigned Lender (constituting all Lenders under the Credit Agreement as of the Execution Date), Administrative Agent and Hermes Agent hereby agrees that:

(a)	Section 1.1 of the Credit Agreement is hereby amended as follows:

(i)	the following definitions are hereby added to Section 1.1 in proper alphabetical sequence:

(A)	““Collateral Agent” means the Person to be appointed “Collateral Agent” by Administrative Agent pursuant to the Security Agreement when executed.”;

(B)	““Foresight Energy Bonds” means Indebtedness anticipated to be incurred on or around August 12, 2010 by Foresight Energy, LLC in an aggregate principal amount not exceeding $400,000,000 under an unsecured bond issuance with Citi, Merrill Lynch, Morgan Stanley, UBS Investment Bank and Crédit Agricole CIB acting as Joint Book-Running Managers, and any full or partial refinancings thereof in an aggregate principal amount not to exceed $400,000,000; provided that (a) the full amount of the obligations of Foresight Energy LLC thereunder shall be at all times jointly and severally guarantied by each of Borrower, Sugar Camp Energy, LLC, Macoupin Energy LLC and Williamson Energy, LLC and (b) each of such entity’s respective obligations under such guaranties shall be subject to the limitation that the amount thereof will not exceed an amount necessary so as to avoid rendering such entity insolvent.”;

(C)

““Foresight Energy Secured Revolver” means Indebtedness incurred or to be incurred by Foresight Energy, LLC on or around August 12, 2010 in an aggregate principal amount not exceeding $300,000,000 under a secured revolving credit facility with Citibank, N.A., as Administrative Agent, and any full or partial refinancings thereof in an aggregate principal amount not to exceed $300,000,000; provided that (a) the full amount of the obligations of Foresight Energy, LLC thereunder shall be at all times jointly and severally guaranteed by each of Borrower, Sugar Camp Energy, LLC, Macoupin Energy LLC and Williamson Energy, LLC, together with pledges of each of their respective assets (excluding the Equipment, the Equipment Supply Agreement and certain related assets specified or to be specified in the Security Agreement and certain similar assets of Sugar Camp Energy, LLC), and (b) each of such entity’s respective obligations under such guarantees shall be subject to the limitation that the amount thereof will not exceed an amount necessary so as to avoid rendering such entity insolvent”; and

(D)	““Security Agreement” means the Security Agreement to be entered into by Borrower in favor of Collateral Agent and agreed by Administrative Agent in accordance with this Agreement, in form and substance satisfactory to Collateral Agent, Administrative Agent and Hermes Agent.”;

(ii)	the definition of “Agent” is hereby restated in its entirety as follows:

““Agent” means Administrative Agent, Hermes Agent or, from and after the effectiveness of its appointment under the Security Agreement, Collateral Agent, or all of them, as the case may be.”;

(iii)	The definition of “Credit Documents” is hereby amended by adding the words “the Security Agreement,” immediately following the words “the Equity Contribution Agreement,”;

(iv)	The definition of “Debt Service” is hereby amended by deleting the proviso at the end of such definition and replacing it with the following proviso:

“provided that, for certainty, the term “Debt Service” shall not be construed to include any of the amounts described above to the extent arising under Indebtedness of Borrower incurred pursuant to and in accordance with Section 9.1(b).”;

(v)	the definition of “Equipment Permitted Liens” is hereby amended as follows:

(A)	by deleting the word “and” at the end of clause (b) thereof;

(B)	by replacing the period at the end of clause (c) thereof with a semi-colon; and

(C)	by adding the words “in any case, only to the extent incurred by operation of law (and not by contract)” at the end of each of clauses (a), (b) and (c) thereof;

(D)	by adding the following clause (d) immediately following clause (c) thereof:

“(d)	from and after the execution and delivery of the Security Agreement in accordance herewith, the security interest in the collateral described therein (including the Equipment, the Equipment Supply Agreement and, in each case, proceeds thereof) granted to Collateral Agent (for the benefit of the Lender Parties) pursuant to the Security Agreement.”;

(vi)	the definition of “Financial Compliance Certificate” is hereby restated in its entirety as follows:

“Financial Covenant Compliance Certificate” means a certificate of a Responsible Officer of Borrower or Guarantor, as applicable, certifying that, as of the applicable date, Borrower or Guarantor, as applicable, would be (on a pro forma basis) in compliance with the financial covenants set forth in Section 9.14 of this Agreement or Section 4.5 of the Foresight Guaranty for the Semi-Annual Periods required under Section 9.1(a) or (b), as applicable, which certificate shall include reasonably detailed calculations with respect to the determination of the ratios described in Section 9.14 of this Agreement or Section 4.5 of the Foresight Guaranty, as applicable.”

(vii)	the definition of “General Permitted Liens” is hereby amended as follows:

(A)	by deleting the word “and” at the end of clause (d) thereof;

(B)	by replacing the period at the end of clause (e) thereof with a semi-colon; and

(C)	by adding the words “in any case, only to the extent incurred by operation of law (and not by contract)” at the end of each of clauses (a), (b), (c) and (e) thereof; and

(D)	by adding the words “the Equipment Supply Agreement and, in each case, proceeds thereof” immediately following the first occurrence of “other than the Equipment” in clause (d) thereof;

(E)	by adding the following clauses (f) and (g) immediately following clause (e) thereof:

“(f)	without duplication of any of the foregoing clauses, Liens on Property of Borrower (other than the collateral described or to be described in the Security Agreement (including the Equipment, the Equipment Supply Agreement and, in each case, proceeds thereof)) securing the Foresight Energy Secured Revolver; and

(g)	from and after the execution and delivery of the Security Agreement in accordance herewith, the security interest in the collateral described or to be described therein (including the Equipment, the Equipment Supply Agreement and, in each case, proceeds thereof) granted to Collateral Agent (for the benefit of the Lender Parties) pursuant to the Security Agreement.”;

(viii)	the definition of “Historical Leverage Ratio” is hereby amended by deleting the proviso contained in the parenthetical in clause (a) thereof and replacing it with the following proviso:

“provided that, for certainty, except for purposes of determining whether or not any Indebtedness would be permitted to be incurred under Section 9.1(a), the term “outstanding Indebtedness for borrowed money of Borrower” in this clause (a) shall not be construed to include any Indebtedness incurred pursuant to and in accordance with Section 9.1(b)”.

(ix)	the definition of “Indirect Affiliate Indebtedness” is hereby deleted in its entirety.

(x)	the definition of “Liability Allocation Agreement” is hereby deleted in its entirety.

(xi)	the definition of “Projected Leverage Ratio” is hereby amended by deleting the proviso contained in the parenthetical in clause (a) thereof and replacing it with the following proviso:

“provided that, for certainty, except for purposes of determining whether or not any Indebtedness would be permitted to be incurred under Section 9.1(a), the term “outstanding Indebtedness for borrowed money of Borrower” in this clause (a) shall not be construed to include any Indebtedness incurred pursuant to and in accordance with Section 9.1(b)”; and

(xii)	the definition of “Transaction Documents” is hereby amended by adding the word “and” between the words “Documents” and “Equipment” in the first line thereof and deleting the words “and each Liability Allocation Agreement” in the second line thereof;

(b)	Section 7 of the Credit Agreement is hereby amended by adding a new Section 7.25 as follows:

“7.25 Collateral. As of each Disbursement Date from and after the execution and delivery of the Security Agreement, (a) the Security Agreement is effective to create, in favor of Collateral Agent, legally valid and enforceable security interests in such right, title and interest Borrower shall from time to time have in all personal property included in the collateral described in the Security Agreement, (b) such security interests are subject to no Liens other than General Permitted Liens or Equipment Permitted Liens, as applicable, (c) except to the extent that any filing or recording is required for perfection, all such action as is necessary has been taken to establish and perfect Collateral Agent’s rights in and to the collateral granted pursuant to the Security Agreement, and (d) Borrower has authorized the filings and recordings by the Lender Parties required for the perfection of the security interests described above by filing or recording.”;

(c)	Section 8.10 of the Credit Agreement is hereby amended by (i) deleting the words “Liability Allocation Agreements” in the Section heading thereof, (ii) deleting the “, (a)” in the third line thereof, (iii) deleting the “,” following the words “Equipment Supply Agreement” and (iv) deleting clauses (b) and (c) thereof in their entirety.

(d)	Section 8.14 of the Credit Agreement is hereby amended by (i) deleting “(a)” in the first line thereof and (ii) deleting “and (b) any loans under any Indirect Affiliate Indebtedness (including the Huntington Debt) the proceeds of which are received by Borrower only for the construction, development, operation, maintenance, ownership and related costs of the Mining Facilities” at the end thereof.

(e)	Section 8 of the Credit Agreement is hereby amended by adding a new Section 8.18 immediately following Section 8.17 thereof as follows:

“8.18 Security Agreement; Collateral Further Assurances. No later than 45 days following the earlier of the issuance of the Foresight Energy Bonds and the closing of the Foresight Energy Revolver, Borrower shall enter into the Security Agreement with Collateral Agent and Administrative Agent pursuant to which Borrower shall grant a security interest in the collateral described therein (including the Equipment, the Equipment Supply Agreement and, in each case, proceeds thereof) to Collateral Agent (for the benefit of the Lender Parties). At the time of such entry and from time to time thereafter, Borrower shall (a) execute and deliver any amendments to this Agreement and the other Credit Documents and any additional related documents, in each case, determined to be reasonably necessary or advisable by any Agent in connection with the grant of the security interest and the appointment of Collateral Agent pursuant to the Security Agreement, (b) execute, acknowledge, record, register, deliver and/or file all such notices, statements, instruments and other documents (including any UCC financing statement or continuation statement or certificate of title) relating to the security interest granted pursuant to the Security Agreement, and (c) take such other steps, including the delivery of a legal opinion with respect to the Security Agreement and the security interests contemplated thereby in form and substance satisfactory to Administrative Agent, as may be reasonably necessary or advisable to render fully valid and enforceable under all applicable laws the rights, Liens and priorities of the Lender Parties with respect to all collateral granted pursuant to the Security Agreement, in the case of each of clauses (a), (b) and (c), in such form and at such times as shall be reasonably satisfactory to the Agents, and pay all reasonable fees and expenses (including reasonable attorneys’ fees) incident to compliance with this Section.”;

(f)	Section 9.1 of the Credit Agreement is hereby restated in its entirety as follows:

“9.1 Indebtedness.

(a)	Create, incur, assume or suffer to exist any Indebtedness (other than the Foresight Energy Bonds or the Foresight Energy Revolver), unless after giving effect to such creation, incurrence, assumption or sufferance, Borrower would be (on a pro forma basis) in compliance with the financial covenants set forth in Section 9.14, (i) with respect to any such creation, incurrence, assumption or sufferance during the Construction Period, for the first two full Semi-Annual Periods occurring after the Commercial Operation Date (assuming at the time of such calculation that the Commercial Operation Date will occur on a day between and including July 1, 2011 and December 31, 2011), and (ii) with respect to any such creation, incurrence, assumption or sufferance during the Operating Period, for the two Semi-Annual Periods ending on the following two Semi Annual Dates, and Borrower shall have delivered a Financial Covenant Compliance Certificate evidencing such compliance; provided however that Borrower may incur Indebtedness with an aggregate principal amount of up to $5,000,000 (individually in the case of such Indebtedness or series of related Indebtedness) or $25,000,000 (in the aggregate in the case of all such Indebtedness) without submission of a Financial Covenant Compliance Certificate as described above; or

(b)	Create, incur, assume or suffer to exist any guaranty by Borrower of the Foresight Energy Bonds or the Foresight Energy Revolver, unless after giving effect to such creation, incurrence, assumption or sufferance, Guarantor would be (on a pro forma basis) in compliance with the financial covenants set forth in Section 4.5 of the Foresight Guaranty for the two Semi-Annual Periods ending on the following two Semi Annual Dates, and Borrower shall have caused Guarantor to deliver a Financial Covenant Compliance Certificate evidencing such compliance.”;

(g)	Section 9.11 of the Credit Agreement is hereby amended by (i) deleting “,” after the word “thereto)” and replacing it with the word “and” and (ii) deleting clause (c) thereof in its entirety.

(h)	the text of Section 10.1.12 of the Credit Agreement is hereby deleted in its entirety and replaced with the following: “[RESERVED]”.

(i)	Section 10 of the Credit Agreement is hereby amended by adding a new Section 10.1.14 immediately following Section 10.1.13 thereof as follows:

“10.1.14 Lien. At any time following the execution and delivery of the Security Agreement, the security interest in the collateral purported to be created by the Security Agreement shall fail or cease to be, or shall be asserted in writing by Borrower not to be, a valid and perfected first-priority security interest (subject only to General Permitted Liens or Equipment Permitted Liens, as applicable) in assets covered thereby.”; and

(j)	Section 11.1 of the Credit Agreement is hereby amended by adding the following sentence at the end of such Section:

“Administrative Agent shall, on behalf of the Lenders and Hermes Agent (which Lenders and Hermes Agent hereby authorize Administrative Agent to), appoint a Person to act as Collateral Agent under the Security Agreement, and such Person, upon such appointment, shall be an express third party beneficiary of, and shall be entitled to rely upon and enforce the provisions of, this Agreement that are applicable to such Person in its capacity as Collateral Agent”; and

(k)	Schedule 9.1 to the Credit Agreement (and the reference thereto in the Table of Contents thereof) is hereby deleted in its entirety.

2. AMENDMENTS TO FORESIGHT GUARANTY. Subject to the satisfaction of the conditions set forth in Section 3(b), each of Foresight Reserves, the undersigned Lender (constituting all Lenders under the Credit Agreement as of the Effective Date), Administrative Agent and Hermes Agent hereby agrees that:

a.	the table set forth in Section 4.5.1 of the Foresight Guaranty is hereby restated in its entirety as follows:

PERIOD	MAXIMUM CONSOLIDATED TOTAL DEBT TO CONSOLIDATED ADJUSTED EBITDA RATIO
Closing Date through June 30, 2010	5.75:1.00
July 1, 2010 through September 30, 2010	6.25:1.00
October 1, 2010 through December 31, 2010	6.25:1.00
January 1, 2011 through March 31, 2011	5.50:1.00
April 1, 2011 through December 31, 2011	5.50:1.00
January 1, 2012 through December 31, 2012	4.00:1.00
April 1, 2012 through December 31, 2012	3.50:1.00
January 1, 2013 through the Discharge Date	2.00:1.00

; and

b.	the table set forth in Section 4.5.2 of the Foresight Guaranty shall be restated in its entirety as follows:

PERIOD	MAXIMUM CONSOLIDATED TOTAL DEBT TO SHAREHOLDERS’ EQUITY RATIO
Closing Date through December 31, 2010	5.50:1.00
January 1, 2011 through June 30, 2011	5.00:1.00
July 1, 2011 through December 31, 2011	4.50:1.00
January 1, 2012 through March 31, 2012	3.50:1.00
April 1, 2012 through June 30, 2012	3.00:1.00
July 1, 2012 through December 31, 2012	2.50:1.00
January 1, 2013 through the Discharge Date	2.00:1.00

3. CONDITIONS PRECEDENT TO EXECUTION AND EFFECTIVENESS.

(a) Execution Date. Each party’s respective signature page to this Amendment shall be released by such party only upon satisfaction of the following conditions precedent:

(i)	the due execution and delivery of a counterpart signature page (A) to this Amendment by each of Borrower, Guarantor, the undersigned Lender (constituting all Lenders under the Credit Agreement as of the Execution Date), Administrative Agent and Hermes Agent, and (B) that certain Fee Letter, dated the Execution Date (the “Fee Letter”), between Borrower and Guarantor, on the one hand, and Administrative Agent and Lender, on the other hand, by each of Borrower, Guarantor, Administrative Agent and Lender;

(ii)	each of Administrative Agent and Lender shall have received (i) the respective fees payable to it on the Execution Date pursuant to the Fee Letter and (ii) all other fees and other amounts due and payable on or prior to the Execution Date, including reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by Borrower hereunder or under any other Credit Document; and

(iii)	the representations and warranties set forth in Section 4 shall be true and correct in all material respects as of the Execution Date (except that the representation and warranty set forth in Sections 4(g)(i) and (ii) shall be true and correct in all respects).

(b) Effective Date. This Amendment shall become effective as of the Effective Date only upon satisfaction of the following conditions precedent:

(i)	each of the conditions set forth in Section 3(a) shall have been satisfied;

(ii)	each of Administrative Agent and Lender shall have received (A) the respective fees payable to it on the Effective Date pursuant to the Fee Letter and (B) all other fees and other amounts due and payable on or prior to the Effective Date, including reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by Borrower hereunder or under any other Credit Document;

(iii)	(A) the Foresight Energy Bonds and the Foresight Energy Revolver by Foresight Energy and the guaranties thereof by Borrower shall have been incurred and (B) the Huntington Debt shall have been repaid in full and all agreements in respect thereof (including the Huntington Liability Allocation Agreements) and Liens granted in connection therewith shall have been terminated and be of no further force or effect; and

(iv)	The representations and warranties set forth in Section 4 shall be true and correct in all material respects as of the Effective Date (except that the representation and warranty set forth in Sections 4(g)(i) and (ii) shall be true and correct in all respects).

4. REPRESENTATIONS AND WARRANTIES. Each of Borrower and Guarantor hereby represents and warrants that, as of the Execution Date and the Effective Date:

a.	such Person has all requisite power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, in the case of Borrower, the Credit Agreement as amended by this Amendment (the “Amended Credit Agreement”), and, in the case of Guarantor, the Foresight Guaranty as amended by this Amendment (the “Amended Foresight Guaranty”), and, in each case, the other Credit Documents to which it is a party;

b.	the execution and delivery of this Amendment by such Person and the performance of Borrower under the Amended Credit Agreement and Guarantor under the Amended Foresight Guaranty, and, in each case, the other Credit Documents to which such Person is a party have been duly authorized by all necessary action on the part of such Person;

c.	the execution and delivery by such Person of this Amendment and the performance of Borrower under the Amended Credit Agreement and Guarantor under the Amended Foresight Guaranty and, in each case, the other Credit Documents to which such Person is a party do not and will not violate any Applicable Law or any Contractual Obligation of such Person and will not result in, or require, the creation or imposition of any Lien on any of such Person’s properties or revenues pursuant to any Applicable Law or any such Contractual Obligation;

d.	this Amendment has been duly executed and delivered by such Person and constitutes a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

e.	no consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the transactions contemplated herein or the execution, delivery, performance, validity or enforceability of this Amendment;

f.	no event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Default; and

g.	(i) in the case of Borrower, the representations and warranties set forth in Section 7 of the Credit Agreement are true and correct in all material respects (except for any such representation or warranty that relates solely to a specific date, in which case, such representation or warranty was true and correct in all material respects as of such date), and (ii) in the case of Guarantor, the representations and warranties set forth in Section 3 of the Foresight Guaranty are true and correct in all material respects (except for any such representation or warranty that relates solely to a specific date, in which case, such representation or warranty was true and correct in all material respects as of such date).

5. CONTINUING EFFECT; NO WAIVER; REFERENCES. All of the terms and provisions of the Credit Agreement, the Foresight Guaranty and the other Finance Documents are and shall remain in full force and effect and are hereby ratified and confirmed. The execution and delivery of this Amendment shall not, except as expressly provided herein, constitute a waiver or amendment of (a) any provision of any Finance Document or (b) any right, power or remedy of Administrative Agent, Hermes Agent or Lender under any Finance Document, including rights, powers and remedies arising out of or relating to any existing Defaults or Events of Default, other than as expressly set forth herein. No course of dealing and no failure or delay by Administrative Agent, Hermes Agent or Lender in exercising any right, power or remedy under any Finance Document shall operate as a waiver thereof or otherwise prejudice the rights, powers or remedies of Administrative Agent, Hermes Agent or Lender. From and after the Effective Date, (i) all references to the “Credit Agreement” contained in the Finance Documents shall be deemed to refer to the Amended Credit Agreement (as the same may be further amended, supplemented or modified from time to time) and (ii) all references to the “Foresight Guaranty” contained in the Finance Documents shall be deemed to refer to the Amended Foresight Guaranty (as the same may be further amended, supplemented or modified from time to time).

6. EFFECTIVE DATE. Unless the parties to this Agreement shall have otherwise agreed in writing, if the Effective Date shall not have occurred on or before October 31, 2010, this Amendment shall automatically, and without any action of any party to this Amendment, terminate and be of no further force and effect, and no amendment to the Credit Agreement or the Foresight Guaranty described herein shall be construed to have been effective with respect to the Credit Agreement or the Foresight Guaranty, respectively.

7. SEVERABILITY. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate nor render unenforceable such provision in any other jurisdiction.

8. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

7. WAIVER OF JURY TRIAL. BORROWER, GUARANTOR AND EACH LENDER PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AMENDMENT AND FOR ANY COUNTERCLAIM THEREIN.

8. COUNTERPARTS. This Amendment may be executed in any number of counterparts by the parties hereto, each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile or other electronic transmission shall have the same effect as delivery of a manually executed counterpart hereof.

[SIGNATURE PAGES FOLLOW.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

HILLSBORO ENERGY LLC, as Borrower

By:	Foresight Management LLC, in its capacity as Manager

By:	/s/ Donald R. Holcomb
Name:	Donald R. Holcomb
Title:	Authorized Person

FORESIGHT RESERVES, LP, as Guarantor

By:	Insight Resource LLC, in its capacity as General Partner

By:	Cline Resource and Development Company in its capacity as Manager

By:	/s/ Donald R. Holcomb
Name:	Donald R. Holcomb
Title:	Authorized Person

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Administrative Agent

By:	/s/ Ted Vandermel
Name:	Ted Vandermel
Title:	Director

By:	/s/ Thomas W. Boylan
Name:	Thomas W. Boylan
Title:	Director

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK DEUTSCHLAND, NIEDERLASSUNG EINER FRANZÖSISCHEN SOCIÉTÉ ANONYME, as Hermes Agent

By:	/s/ Jörg Redeker
Name:	Jörg Redeker
Title:	Director Export & Trade Finance

By:	/s/ S. Seignette
Name:	Sylvia Seignette
Title:	General Manager

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK DEUTSCHLAND, NIEDERLASSUNG EINER FRANZÖSISCHEN SOCIÉTÉ ANONYME, as Lender

By:	/s/ Jörg Redeker
Name:	Jörg Redeker
Title:	Director Export & Trade Finance

By:	/s/ S. Seignette
Name:	Sylvia Seignette
Title:	General Manager